Exhibit 10.2

PROMISSORY NOTE

$______________	March __, 2019

For value received, GUARDION HEALTH SCIENCES, INC., a Delaware corporation, having an address at 15150 Avenue of Science, Suite 200, San Diego, California 92128 (the “Borrower”), hereby promises to pay to the order of _____________ (the “Lender”), at such address or at such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America in immediately available funds, the principal sum of $____________________ (the “Loan”). The Loan shall be due and payable on or before September 30, 2019 (the “Maturity Date”).

This Note (the “Note”) is being issued to evidence an unsecured loan to the Borrower for working capital purposes and operating expenses.

In consideration of the granting of the Loan evidenced by this Note, the Borrower hereby agrees as follows:

1.       Interest Rate. This is a fixed rate Note. Interest shall accrue at the rate of five percent (5%) per annum, and shall accrue on the unpaid principal amount of this Note from the date hereof until all sums under this Note are paid in full. Interest shall be computed on the basis of the actual number of days elapsed, as applicable, and divided by a 365/366 day factor.

2.       Payments. For purposes hereof, the term Business Day shall mean any day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the State of California. If payment to be made hereunder (principal, interest, expenses or otherwise) becomes due and payable on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate provided for herein during such extension. Interest under this Note will continue to accrue until payment is actually received or the Note. Payments may be applied in any order in the sole discretion of Lender but, prior to the Maturity Date or an Event of Default, whichever should come first, payments shall be applied first (in the following order) to past due interest, expenses, late charges and principal, then (in the following order) to current interest, expenses, late charges and principal, and last to remaining principal.

3.       Form of Payment. The principal amount and accrued interest of this Note shall be payable in cash to Lender on the Maturity Date, unless this Note is converted into shares of Borrower’s common stock, par value $.0.001 per share (“Common Stock”) pursuant to Section 4 below.

4.       Mandatory Conversion. Concurrently with the consummation of a Qualified Offering, the principal amount and accrued interest of this Note shall automatically be converted into shares of Common Stock at the Conversion Price. “Qualified Offering” shall mean Borrower’s initial public offering of its Common Stock which offering definitively sets a price per share of the Common Stock and enables Borrower to list its Common Stock on a national securities exchange. The Conversion Price shall equal the lower of (a) 75% of the price per share of Common Stock of the Qualified Offering or (b) $2.30. Upon conversion, this Note shall be automatically terminated without further action by any party hereto. Lender also acknowledges that any shares of Common Stock issuable to Lender upon a Mandatory Conversion shall be subject to the lock-up provisions set forth in Section 3.11 of the Securities Purchase Agreement, dated March 20, 2019, between the Borrower and Lender, pursuant to which this Note was issued.

5.       Warranties and Representations. Borrower represents and warrants that: (a) it is duly organized, validly existing and in good standing under the laws of the state of its organization; (b) the execution, issuance and delivery of this Note by the Borrower are within its organizational powers and have been duly authorized, and the Note is valid, binding and enforceable in accordance with its terms, and is not in violation of law or of the terms of the Borrower’s organizational documents and does not result in the breach of or constitute a default under any indenture, agreement or undertaking to which the Borrower is a party or by which it or its property may be bound or affected; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note, except those as have been obtained; and (d) no Event of Default (as hereinafter defined) has occurred and no event has occurred which with the giving of notice or the lapse of time or both would constitute an Event of Default.

6.       Event of Default.

The occurrence of any of the following events of default (“Event of Default”), unless timely cured as set forth herein, shall, at the option of the Lender hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon written notice, however, without presentment, demand or protest all of which hereby are expressly waived, except as set forth below:

6.1       Failure to Pay Principal or Interest. The Borrower fails to pay principal and interest or any other sum due under this Note as and when the same becomes due and payable.

6.2       Breach of Covenant. The Borrower breaches any material covenant or other material term or condition of this Note, in any material respect and such breach, if subject to cure, continues for a period of twenty (20) Business Days after written notice to the Borrower from the Lender.

6.3       Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and which has a material adverse effect on the Borrower, its assets, business operations or its ability to pay this Note in full.

6.4       Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for all or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

6.5       Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors, shall be instituted by or against the Borrower and if instituted against Borrower is not dismissed within sixty (60) days of initiation.

6.6       Insolvency. Borrower admits its inability to pay its debts as they mature.

6.7       Cross Default. A default by Borrower of a material term, covenant, warranty or undertaking of any other agreement to which Borrower and the Lender are parties, or agreement made by Borrower in favor of holder, or the occurrence of any default under such other agreement which is not cured after any required notice and/or cure period and which default may materially adversely affect such Borrower’s ability to pay this Note or satisfy its liability under any other obligation to the Lender or the occurrence of an “Event of Default” under any such other agreement.

7.       Suits For Enforcement and Remedies.

The Lender may send written notice of default to the Borrower at any time after the Maturity Date, or earlier upon an Event of Default. However, regardless of whether the Lender sends written notice of default to Borrower, the Note shall bear interest at the Default Rate as set forth above.

Upon an Event of Default, the Lender may proceed to (i) protect and enforce Lender’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the holder of this Note. No right or remedy herein or in any other agreement or instrument conferred upon the Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.       Unconditional Obligation; Fees, Other.

8.1       The obligations to make the payment provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

8.2       If, following the occurrence of an Event of Default, Lender shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Borrower, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Lender in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

8.3       This Note may not be modified or discharged (other than by payment or exchange) except by a writing duly executed by Borrower and Lender.

8.4       Borrower hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Lender had or is existing as security for any amount called for hereunder.

9.       Restriction on Transfer.

This Note has been acquired for investment, and this Note has not been registered under the securities laws of the United States of America or any state thereof. Accordingly, no interest in this Note may be offered for sale, sold or transferred in the absence of registration and qualification of this Note, under applicable federal and state securities laws or an opinion of counsel of Lender reasonably satisfactory to the Lender that such registration and qualification are not required.

10.       Miscellaneous.

10.1       Modifications; Waivers. No modification or waiver of any provision of this Note shall be effective unless such modification or waiver shall be in writing and signed by Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

10.2       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be: (i) personally served; (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid; (iii) delivered by reputable air courier service with charges prepaid; or (iv) transmitted by hand delivery, telegram, or confirmed facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective: (a) upon hand delivery, e-mail, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received); or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (x) if to the Borrower to the address set forth above in the Preamble; David Sunkin, Esq., Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, 43rdFloor, Los Angeles, California 90071 and (y) if to the Lender, to the address set forth above in the Preamble.

10.3       Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

10.4       Non-Assignability. The Borrower may not delegate its obligations under this Note and such attempted delegations shall be null and void. The Lender may not assign, pledge or otherwise transfer this Note without the prior written consent of the Borrower which consent shall not be unreasonably withheld. This Note inures to the benefit of Lender, its successors and its assignee of this Note and binds the Borrower, and its successors and assigns, and the terms “Lender” and “the Borrower” whenever occurring herein shall be deemed and construed to include such respective successors and assigns. Any assignment or transfer made in violation of this Section 12.4 or Section 11 hereunder shall be void ab initio.

10.5       Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts of California. Both parties and the individual signing this Note on behalf of the Borrower agrees to submit to the personal jurisdiction of such courts. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue in any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and the other agreements referred to herein or delivered in connection herewith on behalf of the Borrower agrees to submit to the jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against the Borrower in any other jurisdiction where the Borrower hold assets to collect on the Borrower’s obligations to the Lender, to realize on any collateral or any other security for such obligations, or to enforce a judgment in another court in favor of the Lender.

10.6       WAIVER. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

10.7       Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of this Note and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Note (other than in connection with a dissolution or a transaction involving a merger or consolidation, in each case otherwise permitted by this Agreement) without the prior written consent of the Lender.

10.8       Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Lender and thus refunded to the Borrower.

12.9        Construction. Each party acknowledges that its legal counsel participated, or was afforded the opportunity to participate, in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

12.10       Counsel. Borrower acknowledges that it has been advised to consult with an attorney with respect to negotiations of and decisions to enter into the Loan prior to its execution.

12.11       Information. Borrower shall furnish to the Lender all information relevant to the Borrower’s obligations under this Agreement and all material or information reasonably requested by the Lender.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be signed in its name by an authorized officer as of the date first above written.

GUARDION HEALTH SCIENCES, INC.

By:
	Name:	Michael Favish
	Title:	Chief Executive Officer